UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

May 14, 2013
(Date of earliest event reported)

GRIFFIN LAND & NURSERIES, INC.
(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

One Rockefeller Plaza, New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)	Annual Meeting of Stockholders: May 14, 2013

(b)	The following were elected as Directors to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified, representing all of the directors:

1) Mr. Winston J. Churchill, Jr. was elected a Director with 3,010,629 votes for, 1,991,187 votes withheld and 94,075 broker non-votes.

2) Mr. David M. Danziger was elected a Director with 3,095,454 votes for, 1,906,362 votes withheld and 94,075 broker non-votes.

3) Mr. Frederick M. Danziger was elected a Director with 3,136,638 votes for, 1,865,178 votes withheld and 94,075 broker non-votes.

4) Mr. Thomas C. Israel was elected a Director with 2,983,801 votes for, 2,018,015 votes withheld and 94,075 broker non-votes.

5) Mr. John J. Kirby, Jr. was elected a Director with 3,095,454 votes for, 1,906,362 votes withheld and 94,075 broker non-votes.

6) Mr. Jonathan P. May was elected a Director with 3,137,333 votes for, 1,864,483 votes withheld and 94,075 broker non-votes.

7) Mr. Albert H. Small, Jr. was elected a Director with 3,135,282 votes for, 1,866,534 votes withheld and 94,075 broker non-votes.

The following were nominated to serve as Directors until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified, but were not elected.

1) Mr. Edward T. Tokar received 1,537,551 votes for, 3,464,265 votes withheld and 94,075 broker non-votes.

2) Mr. Walter M. Schenker received 1,537,551 votes for, 3,464,265 votes withheld and 94,075 broker non-votes.

The selection of McGladrey LLP as independent registered public accountants for fiscal 2013 was ratified with 5,092,913 votes for, 2,809 votes against, and 169 abstentions.

The advisory (non-binding) resolution approving the compensation of Griffin’s Named Executive Officers was approved with 3,422,140 votes for, 16,681 votes against, 1,562,995 abstentions and 94,075 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN LAND & NURSERIES, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: May 16, 2013